                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                 FORM 8-K (A)



                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of report       (Date of earliest event reported)
           December 5, 1997             (September 19, 1997)



                        CSG SYSTEMS INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)



        DELAWARE                    0-27512                    47-0783182
(State or other jurisdiction      (Commission                (IRS Employer
     of incorporation)            File Number              Identification No.)



          7887 East Belleview, Suite 1000, Englewood, Colorado 80111
            (Address of principal executive offices)    (Zip Code)



      Registrant's telephone number, including area code:  (303) 796-2850

                        CSG SYSTEMS INTERNATIONAL, INC.
                                 FORM 8-K (A)

CSG Systems International, Inc. (the Company) hereby amends Item 7 of its Form 8-K filed on October 6, 1997, to report an event occurring on September 19, 1997, to include the following:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial statements of businesses acquired

         None.

(b)      Pro forma financial information

         The following unaudited pro forma condensed consolidated financial statements are filed with this report:


                                                                            Page
                                                                            ----
            Pro Forma Condensed Consolidated Balance Sheet as of
                 September 30, 1997......................................... 4

            Pro Forma Condensed Consolidated Statements of Operations:

                 Year ended December 31, 1996............................... 5

                 Nine months ended September 30, 1997....................... 6

            Notes to Pro Forma Condensed Consolidated Financial Statements.. 7


         On August 10, 1997, the Company signed a 15-year exclusive contract with a Tele-Communications, Inc. (TCI) affiliate to consolidate 13 million TCI subscribers onto the Company's customer care and billing systems (the 15-Year Contract). TCI also purchased certain software products of the Company under the 15-Year Contract. On August 10, 1997, the Company also entered into an agreement with TCI affiliates to acquire certain SUMMITrak assets, a client/server, open systems, in-house customer care and billing system being developed by TCI. The SUMMITrak assets purchased consisted primarily of software, hardware, people and intellectual property. Both the SUMMITrak asset purchase agreement and the 15-Year Contract closed and became effective September 19, 1997. The accompanying pro forma financial statements give effect to the transactions discussed above, as if such transactions had occurred, in the case of the pro forma balance sheet, on September 30, 1997; and, in the case of the pro forma statements of operations for the year ended December 31, 1996, and the nine-month period ended September 30, 1997, on January 1, 1996.

         The unaudited pro forma financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the Company, or of the financial position or results of operations of the Company that would have actually occurred had the transactions been in effect as of the date or for the periods presented. The unaudited pro forma financial statements and related notes should be read in conjunction with the historical financial statements of the Company.


(c)      Exhibits

         None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  December 5, 1997

                                      CSG SYSTEMS INTERNATIONAL, INC.

                                      By:  /s/ Randy Wiese
                                          ------------------------------
                                                   Randy Wiese
                                                   Controller
                                          (Principal Accounting Officer)

                        CSG SYSTEMS INTERNATIONAL, INC.
          PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET - UNAUDITED
                              SEPTEMBER 30, 1997
              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                               Pro Forma        Pro Forma
                                                                              Historical      Adjustments        Combined
                                                                            -------------   --------------    ------------
                                  ASSETS
                                  ------
Current Assets:
 Cash and cash equivalents.................................................  $  25,948        $       -         $  25,948
 Accounts receivable-
  Trade-
      Billed, net of allowance of $893.....................................     41,807                -            41,807
      Unbilled.............................................................      3,307                -             3,307
  Other....................................................................      1,900                -             1,900
 Deferred income taxes.....................................................        225                - (e)           225
 Other current assets......................................................      3,003                -             3,003
                                                                            -----------       ----------       -----------
  Total current assets.....................................................     76,190                -            76,190
                                                                            -----------       ----------       -----------
 Property and equipment, net of depreciation of $13,420....................     15,856            2,699 (a)        18,555
 Investment in SUMMITrak assets............................................    106,226         (106,226)(a)             -
 Software, net of amortization of $32,004..................................     14,345            4,641 (a)        18,986
 Noncompete agreements and goodwill, net of amortization of $17,742........     20,304                -            20,304
 Client contracts and related intangibles, net of amortization of $11,598..      6,682           41,723 (a)        48,405
 Deferred income taxes.....................................................      4,993                - (e)         4,993
 Other assets..............................................................      4,801                -             4,801
                                                                            -----------       ----------       -----------
   Total assets............................................................  $ 249,397        $ (57,163)        $ 192,234
                                                                            ===========       ==========       ===========
          LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Current maturities of long-term debt......................................  $   5,000        $       -         $   5,000
 Customer deposits.........................................................      6,878                -             6,878
 Trade accounts payable....................................................      7,905                -             7,905
 Accrued liabilities.......................................................     11,045              174 (a)        11,219
 Deferred revenue..........................................................      4,300                -             4,300
 Accrued income taxes......................................................      2,058                -             2,058
 Other current liabilities.................................................        469                -               469
                                                                            -----------       ----------       -----------
  Total current liabilities................................................     37,655              174            37,829
                                                                            -----------       ----------       -----------
 Long-term debt, net of current maturities.................................    145,000                -           145,000
 Deferred revenue..........................................................     11,157                -            11,157
Stockholders' Equity:
 Preferred stock, par value $.01 per share; 10,000,000 shares authorized;
  zero shares issued and outstanding.......................................          -                -                 -
 Common stock, par value $.01 per share; 100,000,000 shares authorized;
  25,520,248 shares issued and outstanding.................................        255                -               255
 Common stock warrants.....................................................          -           33,780 (a)        33,780
 Additional paid-in capital................................................    111,942                -           111,942
 Deferred employee compensation............................................       (810)               -              (810)
 Notes receivable from employee stockholders...............................       (861)               -              (861)
 Accumulated translation adjustments.......................................       (131)               -              (131)
 Accumulated deficit.......................................................    (54,810)         (91,117)(a)(e)   (145,927)
                                                                            -----------       ----------       -----------
  Total stockholders' equity...............................................     55,585          (57,337)           (1,752)
                                                                            -----------       ----------       -----------
  Total liabilities and stockholders' equity...............................  $ 249,397        $ (57,163)        $ 192,234
                                                                            ===========       ==========       ===========



      See notes to pro forma condensed consolidated financial statements

                        CSG SYSTEMS INTERNATIONAL, INC.
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED
                         YEAR ENDED DECEMBER 31, 1996
              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                                      Pro Forma        Pro Forma
                                                                                   Historical        Adjustments        Combined
                                                                                   ----------        -----------      ------------
                                                                                                         (d)
Total revenues.............................................................        $  132,297        $       -        $    132,297
Expenses:
 Cost of revenues:
  Direct costs.............................................................            59,150                -              59,150
  Amortization of acquired software........................................            11,003               774 (b)         11,777
  Amortization of client contracts and related intangibles.................             4,092               960 (b)          5,052
                                                                                   ----------        ----------       ------------
   Total cost of revenues..................................................            74,245             1,734             75,979
                                                                                   ----------        ----------       ------------
 Gross margin..............................................................            58,052            (1,734)            56,318
                                                                                   ----------        ----------       ------------

 Operating expenses:
  Research and development.................................................            20,206                -  (a)         20,206
  Selling and marketing....................................................             8,213                -               8,213
  General and administrative:
   General and administrative..............................................            13,702                -              13,702
   Amortization of noncompete agreements and goodwill......................             6,392                -               6,392
   Stock-based employee compensation.......................................             3,570                -               3,570
  Depreciation.............................................................             5,121               675 (b)          5,796
                                                                                   ----------        ----------       ------------
   Total operating expenses................................................            57,204               675             57,879
                                                                                   ----------        ----------       ------------
Operating income (loss)....................................................               848            (2,409)            (1,561)
                                                                                   ----------        ----------       ------------

 Other income (expense):
  Interest expense.........................................................            (4,168)           (8,196)(c)        (12,364)
  Interest income..........................................................               844                -  (c)            844
                                                                                   ----------        ----------       ------------
   Total other.............................................................            (3,324)           (8,196)           (11,520)
                                                                                   ----------        ----------       ------------

Loss from continuing operations before income taxes........................            (2,476)          (10,605)           (13,081)
 Income tax (provision) benefit............................................              -                   -  (e)             -
                                                                                   ----------        ----------       ------------
Loss from continuing operations............................................        $   (2,476)       $  (10,605)      $    (13,081)
                                                                                   ==========        ==========       ============

Pro forma loss from continuing operations per common and
 equivalent share:
  Primary..................................................................        $    (0.10)                        $      (0.52)
                                                                                   ==========                         ============
  Fully diluted............................................................        $    (0.10)                        $      (0.52)
                                                                                   ==========                         ============

Shares used in pro forma per share computation:
  Primary..................................................................        24,988,244                -  (f)     24,988,244
                                                                                  ===========        ==========       ============
  Fully diluted.............................................................       24,988,244                -  (f)     24,988,244
                                                                                  ===========        ==========       ============


      See notes to pro forma condensed consolidated financial statements

                        CSG SYSTEMS INTERNATIONAL, INC.
     PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS - UNAUDITED
                     NINE MONTHS ENDED SEPTEMBER 30, 1997
              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                                      Pro Forma        Pro Forma
                                                                                   Historical        Adjustments        Combined
                                                                                   ----------        -----------      ------------
                                                                                                         (d)
Total revenues.............................................................        $  122,890        $       -        $    122,890
Expenses:
 Cost of revenues:
  Direct costs.............................................................            54,962                -              54,962
  Amortization of acquired software........................................             8,668               580 (b)          9,248
  Amortization of client contracts and related intangibles.................             3,069             1,521 (b)          4,590
                                                                                   ----------        ----------       ------------
   Total cost of revenues..................................................            66,699             2,101             68,800
                                                                                   ----------        ----------       ------------
 Gross margin..............................................................            56,191            (2,101)            54,090
                                                                                   ----------        ----------       ------------

 Operating expenses:
  Research and development.................................................            16,331                -  (a)         16,331
  Selling and marketing....................................................             7,877                -               7,877
  General and administrative:
   General and administrative..............................................            14,181                -              14,181
   Amortization of noncompete agreements and goodwill......................             5,194                -               5,194
   Stock-based employee compensation.......................................               373                -                 373
  Depreciation.............................................................             5,051               506 (b)          5,557
                                                                                   ----------        ----------       ------------
   Total operating expenses................................................            49,007               506             49,513
                                                                                   ----------        ----------       ------------
Operating income...........................................................             7,184            (2,607)             4,577
                                                                                   ----------        ----------       ------------

 Other income (expense):
  Interest expense.........................................................            (2,195)           (6,638)(c)         (8,833)
  Interest income..........................................................               667                -  (c)            667
  Other....................................................................               352                -                 352
                                                                                   ----------        ----------       ------------
   Total other.............................................................            (1,176)           (6,638)            (7,814)
                                                                                   ----------        ----------       ------------

Income (loss) from continuing operations before income taxes...............             6,008            (9,245)            (3,237)
 Income tax (provision) benefit............................................                -                 -  (e)             -
                                                                                   ----------        ----------       ------------
Income (loss) from continuing operations...................................        $    6,008        $   (9,245)      $     (3,237)
                                                                                   ==========        ==========       ============

Pro forma income (loss) from continuing operations per common and equivalent share:
  Primary..................................................................        $     0.23                         $     (0.13)
                                                                                   ==========                         ===========
  Fully diluted.............................................................       $     0.23                         $     (0.13)
                                                                                   ==========                         ===========

Shares used in pro forma per share computation:
  Primary..................................................................        25,755,833                -  (f)    25,755,833
                                                                                  ===========        ==========       ===========
  Fully diluted.............................................................       25,842,253                -  (f)    25,842,253
                                                                                  ===========        ==========       ===========


      See notes to pro forma condensed consolidated financial statements

                        CSG SYSTEMS INTERNATIONAL, INC.
        NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



1.  GENERAL

The accompanying pro forma financial statements give effect to the transactions discussed in Note 2, as if such transactions had occurred, in the case of the pro forma balance sheet, on September 30, 1997; and, in the case of the pro forma statements of operations for the year ended December 31, 1996, and the nine-month period ended September 30, 1997, on January 1, 1996.


2.  SUMMITRAK ASSET PURCHASE

On August 10, 1997, the Company signed a 15-year exclusive contract with a Tele-Communications, Inc. (TCI) affiliate to consolidate 13 million TCI subscribers onto the Company's customer care and billing systems (the 15-Year Contract).
TCI also purchased certain software products of the Company under the 15-Year Contract. On August 10, 1997, the Company also entered into an agreement with TCI affiliates to acquire certain SUMMITrak assets, a client/server, open systems, in-house customer care and billing system being developed by TCI. The SUMMITrak assets purchased consisted primarily of software, hardware, people and intellectual property. Both the SUMMITrak asset purchase agreement and the 15-Year Contract closed and became effective September 19, 1997.

The purchase price for the SUMMITrak assets was $106.0 million in cash at closing, up to $26.0 million in various contingent payments, and warrants to purchase up to 1.5 million shares of the Company's common stock, with the contingent payments and the right to exercise the warrants based upon the achievement of certain milestones by TCI specified in the SUMMITrak asset purchase agreement. The milestones are based principally upon the timing of conversions and the number of TCI subscribers processed on the Company's customer care and billing systems.


3.  PRELIMINARY PURCHASE PRICE

The purchase price as reflected in the Company's historical financial statements at September 30, 1997, included only the $106.0 million cash payment and related transaction costs on a preliminary basis as the total purchase price and allocation of the purchase price had not yet been finalized. The Company is currently evaluating the components and the amounts to be included in the total purchase price. In conjunction with this evaluation, the Company has engaged an independent party to assist in the allocation of the purchase price to the assets acquired. The Company's internal analysis and the independent valuation are expected to be completed in the fourth quarter of 1997, at which time the total purchase price and the appropriate allocation of the purchase price will be reflected in the Company's financial statements. The adjustments to reflect the total purchase price (the Preliminary Purchase Price) and allocation of the purchase price in the accompanying pro forma financial statements are preliminary, and are based upon the Company's best estimates at this time. The final purchase price and the allocation of the purchase price may vary from these estimates.

The Company has estimated the Preliminary Purchase Price to be approximately $140.2 million, which includes the following: i) $106.0 million cash payment made as of the closing, ii) $0.4 million of related transaction costs, and iii) $33.8 million for the estimated fair value of the warrants granted to TCI as of the closing.

As discussed above, the rights to exercise the warrants and the payment of $26.0 million contingent payments are dependent principally upon the timing of conversions and the number of TCI subscribers processed on the Company's customer care and billing systems. The Company has included the 1.5 million warrants in the Preliminary Purchase Price as this represents the Company's best available estimate of the number of warrants that are expected to be issued, based principally on the current status and schedule of expected conversions to the Company's CCS(TM) customer care and billing system. The fair value of the
1.5 million warrants was estimated as of the date of grant at $22.52 per warrant using the Black-Scholes pricing model. The Preliminary Purchase Price excludes the $26.0 million contingent payments as the Company is not assured beyond a reasonable doubt as to the total amounts expected to be paid to TCI at this time. The amounts are expected to be capitalized as the future payments are made to TCI and will be amortized ratably over the remaining term of the 15-Year Contract. As a result, the pro forma statements of operations do not include any amortization for the contingent payments.

4.  ALLOCATION OF PRELIMINARY PURCHASE PRICE

The allocation of the Preliminary Purchase Price included in the pro forma financial statements is estimated as follows (in millions):

                                                                   Asset Life
                                                          Amount   (in years)
                                                          ------   ----------
     In-process research and development...............   $ 91.1        -
     Client contract...................................     41.8       15
     Fixed assets......................................      2.7        4
     Acquired software and other intangible assets.....      4.6        6
                                                          ------
     Total.............................................   $140.2
                                                          ======

In-process research and development (R&D) represents research and development of software technologies which had not reached technological feasibility and have no alternative future use as of the acquisition date. In-process R&D will be charged to operations in the fourth quarter of 1997. The value assigned to the client contract will be amortized proportionately to the committed revenue under the 15-Year Contract. The fixed assets and acquired software and other intangible assets will be amortized on a straight-line basis. The total purchase price and the allocation of the purchase price are preliminary, and are based upon the Company's best estimates at this time. The final purchase price and the allocation of the purchase price may vary from these estimates.


5.  DEBT

The SUMMITrak asset acquisition was funded with a $190.0 million debt facility with a bank, which consists of a $150.0 million term facility and a $40.0 million revolving facility. The proceeds from the term facility were used to pay the $106.0 million purchase price at closing, retire the Company's existing debt of $27.5 million, and pay transaction costs of $3.4 million. The remaining proceeds will be used for general corporate purposes. No amounts were drawn on the revolving facility for the period ended September 30, 1997.

Transaction costs include $3.2 million of financing costs, which will be amortized over the life of the loan using a method which approximates the effective interest rate method. Interest payments under the new agreement are based on the LIBOR rate or the prime rate, plus an additional percentage spread, with the spread dependent upon the Company's leverage ratio, as defined in the loan agreement. The scheduled maturities of the new loan agreement for each of the years ending December 31 are as follows (in thousands):


            1997   .................................. $      -
            1998  ...................................    7,500
            1999  ...................................   21,250
            2000  ...................................   32,500
            2001  ...................................   38,750
            2002  ...................................   50,000
                                                      --------
                                                      $150,000
                                                      ========

The Company has the right to make optional principal payments on the debt.


6.  PRO FORMA ADJUSTMENTS

The unaudited pro forma financial statements reflect the following adjustments. The adjustments are based upon currently available information and certain assumptions, and therefore the actual adjustments will likely differ from the pro forma adjustments. As discussed above, the purchase price and allocation of the purchase price are preliminary. However, the Company's management believes that the preliminary purchase price allocation and other assumptions provide a reasonable basis for presenting the effects of the SUMMITrak asset purchase as contemplated.

     (a) Adjustment to reflect the allocation of the Preliminary Purchase Price as discussed in Notes 3 and 4. The portion allocated to in-process R&D has not been included in the pro forma statements of operations as the amount is considered a material, nonrecurring charge which will be included in the Company's results of operations within 12 months following the closing of the transactions discussed above. Accordingly, the adjustment to accumulated deficit represents the estimated amount of in-process R&D to be expensed by the Company in the fourth quarter of 1997. See additional discussion in Note 4.

     (b) Adjustment to reflect the depreciation of property and equipment and the amortization of intangible assets acquired. The depreciation and amortization periods and methods are discussed in Note 4.

     (c) Adjustment to reflect interest expense under the new debt agreement, as discussed in Note 5. The base interest rate on the debt is variable, dependent upon LIBOR or the prime interest rate, plus the additional spread which is dependent on the Company's leverage ratio. The interest rate (including the percentage spread) used for calculating interest expense for the periods presented is assumed to be consistent with the fourth quarter 1997 interest rate. A 1/8 percent variance in the base interest rate in the accompanying pro forma financial statements equates to a variance in interest expense of $0.2 million and $0.1 million for the year and nine months ended December 31, 1996, and September 30, 1997, respectively. It is assumed the principal amount of the debt is reduced by the scheduled principal payments, as reflected in Note 5. The accompanying pro forma financial statements do not assume any optional prepayments of principal. No interest income is assumed from any excess proceeds from the debt. It is assumed no amounts are drawn on the revolving credit facility for the periods presented.

     (d) The accompanying pro forma financial statements do not reflect any additional revenues which are expected to be generated or costs which are expected to be incurred as a result of the 15-Year Contract or SUMMITrak asset acquisition. TCI has certain financial commitments under the 15-Year Contract which are not reflected in the accompanying pro forma financial statements. TCI's minimum financial commitments under the 15-Year Contract are subject to certain performance criteria by the Company.

     (e) As of September 30, 1997, the Company had net deferred tax assets of approximately $24.2 million, with a valuation allowance of $19.0 million recorded against this amount, resulting in a net deferred tax asset of $5.2 million recorded in the historical financial statements. The in-process R&D to be expensed for book purposes in the fourth quarter of 1997 will be deductible for tax purposes over a 15-year period, resulting in a deferred tax asset of approximately $34.6 million as of the acquisition date. The additional expense reflected in the pro forma statements of operations will create additional deferred tax assets for the Company. As a result of the significant increase in the deferred tax assets from these items, considered with the historical deferred tax assets, it is assumed in the accompanying pro forma financial statements that any additional deferred tax assets from these transactions would not likely be realized. As a result, no deferred tax benefit for the pro forma adjustments is recorded. This treatment is consistent with the Company's accounting for income taxes as of September 30, 1997. The Company evaluates the liklihood of realization of its net deferred tax assets on a quarterly basis. Such analysis for the quarter ended December 31, 1997 may indicate it is appropriate to realize all or a portion of the deferred tax assets resulting from the transactions discussed above, as well as the historical deferred tax assets.

     (f) The 1.5 million common stock warrants discussed in Note 2 above are excluded from common equivalent shares as the events necessary to allow the exercise of the warrants had not been satisfied as of September 30, 1997.